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                                                                    Exhibit 99.1

                                (Form of Proxy)

                              DIGITAL ISLAND, INC.
                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                                        , 1999

   This Proxy is solicited on behalf of the Board of Directors of the Digital
                                  Island, Inc.

The undersigned stockholder of Digital Island, Inc. hereby appoints
                and               , and each of them, with full power of
substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Special Meeting of Stockholders of Digital
Island, Inc. to be held at 8:30 a.m., local time, on             , 1999, at
               , San Francisco, California:

1. To approve the issuance of shares of common stock, par value $0.001 per share, of Digital Island pursuant to the merger agreement among Digital Island, Sandpiper Networks, Inc, and Beach Acquisition Corp.

   [_]  FOR[_]  AGAINST[_]  ABSTAIN

2. To grant the Board of Directors the discretionary authority to adjourn the special meeting to solicit additional votes for approval of the share issuance.

   [_]  FOR[_]  AGAINST[_]  ABSTAIN

  The Board of Directors recommends a vote FOR Proposal Nos. 1 and 2. This Proxy, when properly executed, will be voted as specified above. This Proxy will be voted FOR Proposal Nos. 1 and 2 if no specification is made, and will be voted at the discretion of the proxy holders on such other matters as may properly come before the Special Meeting.

  Please date and sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use full title and, if more than one, all should sign. If the stockholder is a corporation, please sign full corporate name by an authorized officer. If the stockholder is a partnership, please sign full partnership name by an authorized person.

                                          _____________________________________
                                          Name(s) of Stockholder

                                          _____________________________________
                                          Signature(s) of Stockholder

                                          _____________________________________
                                          (Additional signature if jointly
                                           held)
Dated: ______________________________